SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 12, 1999
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                            COX COMMUNICATIONS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 1-06590                           58-2112288
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           (Commission File Number)    (I.R.S. Employer Identification Number)

         1400 Lake Hearn Drive
         Atlanta, Georgia  30319                      30319
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         (Address of Principal                      (Zip Code)
           Executive Offices)

         Registrant's telephone number, including area code 404-843-5000
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

Item 5.           Other Events.

         On May 12, 1999, Cox Communications, Inc. ("CCI") issued the following press release:

         Cox Communications to Acquire TCA Cable TV

         Agreement Creates 4th Largest Cable Operator in $4 Billion Transaction

         ATLANTA - Cox Communications, Inc., and TCA Cable TV, Inc., today announced a definitive merger agreement in which Cox will acquire TCA in a cash and stock transaction valued at $63.89 per share, or $4.0 billion. TCA's cable television operations serve approximately 883,000 customers in Texas, Arkansas, Louisiana and four other states. Through VPI Communications, Inc. (dba, "CableTime"), TCA also is a leader in cable advertising sales, providing turnkey advertising services to 82 multiple system operators representing more than 3.5 million customers nationwide.

         The transaction has been approved by the Boards of both companies and already approximately 21 percent of the TCA shareholders have agreed to vote their shares in favor of the transaction.

         Following close of this transaction and the completion of Cox's announced acquisition of Media General, Inc.'s cable television operations, which serve more than 264,000 customers in northern Virginia, Cox will serve approximately 5 million customers, making it the fourth largest cable company in the United States.

         In making the announcement, Jim Robbins, President and CEO of Cox, commented, "TCA represents an ideal platform for further middle market consolidation, and will become the cornerstone of our plans to offer advanced services in middle-market communities. The demographics in TCA's markets and their exemplary customer service have resulted in one of the industry's highest penetration levels of basic and pay services, and form a solid foundation for growth in current and future services.

         "Additionally, TCA has a number of cultural attributes that make it a great fit for us: a powerful commitment to customer service, a solid management team, strong balance sheet and a technologically advanced network. We're pleased to add these high-quality operations to our strong portfolio and we look forward to capitalizing on the bright prospects that exist in these areas for residential and commercial communications services. I'm also pleased that Fred Nichols, TCA Chairman, CEO and President, will continue to head up these operations."

         Nichols said, "The synergies to be garnered through our association with an award-winning cable operation like Cox Communications are exciting. Combining with Cox will allow TCA to more swiftly fulfill its dream of being a totally integrated communications provider in our operating areas.

   "TCA's employees, customers and communities also will benefit from Cox's extensive experience in telephony and advanced data services, as well as from the company's historic customer service focus. In addition, we believe this transaction will bring the highest ultimate value for our shareholders and a strong base from which to continue and enhance competitive product offerings for the future," Nichols continued.

         The nation's 10th-largest cable operator, TCA owns and operates geographically concentrated, highly penetrated advanced cable systems with 95 percent of its customers located in five regions in three states in the south-central United States. With 1.2 million homes passed, TCA has completed a number of system upgrades and has begun the deployment of high-speed Internet access and digital video services. In addition to receiving TCA's cable holdings and VPI Communications, Cox also will acquire TCA subsidiary TCA Communications, a provider of high-speed Internet access via cable modem and business-to-business data transmission services.

         Each TCA shareholder will receive $31.25 in cash and 0.3709 shares of Cox Class A Common Stock. Alternatively, TCA shareholders can elect to receive $62.50 in cash per TCA share or 0.7418 shares of Cox Class A Common Stock per TCA share, subject in each case to proration in the event that such elections would otherwise result in the payment of more than $1.6 billion in cash or the issuance of more than 19 million shares of Cox Class A Common Stock to TCA shareholders. The stock portion of the consideration is intended to be tax-free to TCA shareholders.

         Adjusted for the value of TCA's non-cable assets, the transaction value represents approximately 16.1 times estimated year 2000 cable cash flow, which includes anticipated synergies. The per-subscriber valuation is approximately $4,115.

         Subject to certain conditions including TCA shareholder and regulatory approvals, the transaction is expected to close in late 1999.

         Following the transaction, Cox Enterprises, Inc., will remain the majorityshareholder with 67.2 percent of the economic interest and 76.8 percent of the voting power in Cox Communications, Inc. TCA shareholders will hold approximately 6.3 percent economic interest and 4.4 percent of voting power in Cox Communications.

         Merrill Lynch & Co. acted as financial advisor to Cox in the transaction, and TCA Cable was represented by Donaldson, Lufkin and Jenrette.

         Cox Communications, Inc. (NYSE:COX) is among the nation's leading broadband communications companies, serving 3.8 million customers. Following the close of all pending transactions, Cox will serve approximately 5 million customers. A full service provider of telecommunications products, Cox offers an array of services, including cable television under the Cox Cable brand; local and long distance telephone services under the Cox Digital Telephone brand; high speed Internet access via Cox@Home; advanced digital video programming services under the Cox Digital TV brand; and commercial voice and data services via Cox Business Services. Cox is an investor in several telecommunications companies, including AT&T, Sprint PCS and At Home Network, as well as numerous programming networks, including Discovery Channel, The Learning Channel, Outdoor Life and Speedvision. More information about Cox Communications can be accessed on the Internet at www.cox.com.

         TCA Cable TV, Inc. provides analog and digital cable television services, as well as high-speed data services through its subsidiary TCA Communications, Inc., operating as TCA Internet. Its advertising subsidiary, VPI Communications, Inc., operating as CableTime, is the nation's largest third-party cable television advertising sales and production entity. TCA Cable TV, Inc., stock is publicly traded on the Nasdaq National Market System under the symbol TCAT. More information about TCA Cable TV can be accessed on the Internet at www.tca-cable.com.

         Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "anticipate" and other expressions that indicate future events and trends identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those Cox anticipates. Factors that could have a material and adverse impact on actual results are described in Cox's current report on Form 10-K, dated March 29, 1999. All forward-looking statements in this press release are qualified by reference to the cautionary statements included in Cox's Form 10-K.


   CONTACT:
   Cox Communications, Inc.
   Media Ellen East, 404/843-5281
   Via pager: 1-888/773-6994
   Amy Porter, 404/843-5769

   Analysts/Investors
   Mark Major, 404/843-5447
   Via pager: 1-888/467-9374

   TCA Cable TV
   Media
   Bob Roseman
   VP, Business Development
   903/579-3126

   Analysts/ Investors
   Jimmie Taylor, VP and CFO
   903/579-3108

Item 7.                    Financial Statements and Exhibits.

         Exhibits.

         2.1 Agreement and Plan of Merger, dated as of May 11, 1999, by and among Cox Communications, Inc., Cox Classic Cable, Inc. and TCA Cable TV, Inc.

         99.1 Voting Agreement, dated as of May 11, 1999, by and among Cox Communications, Inc., TCA Cable TV, Inc., Fred R. Nichols, Darrell L. Campbell, Ben R, Fisch, M.D., A. W. Riter, Jr., A. W. Riter, III, Wayne J. McKinney, Joanne McKinney, Randall K. Rogers, Melvin R. Jenschke, Louise H. Rogers, Russell B. Rogers, Rebecca Rogers Wanger and Rogers Venture Enterprises, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            COX COMMUNICATIONS, INC.

    Date:  May 14, 1999                      By:  /s/ Andrew A. Merdek
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                                                  Andrew A. Merdek
                                                  Secretary